Exhibit 99.1

ChampionsGate Acquisition Corporation Announces Appointment of New Chief Executive Officer

Monterey, CA, Oct. 20, 2025 (GLOBE NEWSWIRE) -- ChampionsGate Acquisition Corporation (the “Company”) (Nasdaq: CHPGU), a blank check company, today announced the appointment of a new Chief Executive Officer, Chairman and director, Mr. Boon Liat Timothy Lim.

Mr. Lim has brought to the Company more than two decades of executive leadership and operational management experience in Southeast Asia. Since January 2022, Mr. Lim has served as an independent consultant, advising business leaders on a variety of strategic and management issues. Previously, he served in various executive roles at Dragon Group International Ltd from 2006 to 2021, including as executive director, and President and Acting CEO, where he led business development and growth strategies across various business lines for the Singapore Stock Exchange-listed investment holding company. Mr. Lim has also held various roles at ASTI Holdings Ltd., a major semiconductor developer listed on the Singapore Stock Exchange (SGX: 575), where he served as Group Administrative Officer from 2013 to December 2021 and as Executive Director from 2004 to December 2021, supervising a variety of corporate functions for the group and its portfolio companies around the world. In addition to these roles, Mr. Lim has served on the boards of several public and private companies in Southeast Asia. Mr. Lim started his career in the computer and semiconductor industries, where he founded or managed several business in Singapore, Southeast Asia and India. Mr. Lim held a diploma in Sales and Marketing from the Chartered Institute of Marketing in the United Kingdom.

Mr. Lim succeeds Mr. Bala Padmakumar, who served as the Company’s Chief Executive Officer, Chairman and director since inception until his departure on July 31, 2025 to pursue other opportunities.

“On behalf of the Board, I would like to extend a warm welcome to Timothy for joining the company,” said director William W. Snyder, who leads the search of the new chief executive officer, “We look forward to leverage his extensive business management experience and strong relationship across industries to drive the Company’s search for superior business combination opportunities.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ChampionsGate Acquisition Corporation

ChampionsGate Acquisition Corporation is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact Information:

ChampionsGate Acquisition Corporation

419 Webster Street
Monterey, CA 93940
(831)-204-7337